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                                                FILED PURSUANT TO RULE 424(b)(3)
                                                      REGISTRATION NO. 333-94131


    SUPPLEMENT DATED JANUARY 12, 2001, TO PROSPECTUS DATED FEBRUARY 11, 2000


In connection with Metropolitan's Supplement dated December 14, 2000, it has begun implementing certain strategic alternatives. One of the strategic alternatives being implemented involves taking Metropolitan out of the residential mortgage industry.